Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE
among
WESTERN ASSET MORTGAGE CAPITAL CORPORATION,
AGMIT MERGER SUB, LLC,
AG MORTGAGE INVESTMENT TRUST, INC.
and
COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as successor to Wells Fargo Bank, National Association, as trustee
Dated as of December 6, 2023

THIRD SUPPLEMENTAL INDENTURE
THIS THIRD SUPPLEMENTAL INDENTURE dated as of December 6, 2023 (this “Third Supplemental Indenture”) is entered into among WESTERN ASSET MORTGAGE CAPITAL CORPORATION, a Delaware corporation (the “Original Company”), AGMIT MERGER SUB, LLC, a Delaware limited liability company (the “Successor Company”), AG MORTGAGE INVESTMENT TRUST, INC., a Maryland corporation (“MITT”), and COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee. Unless otherwise indicated, all capitalized terms used but not defined in this Third Supplemental Indenture shall have the respective meanings set forth in the Base Indenture (as defined below).
RECITALS OF THE ORIGINAL COMPANY AND THE SUCCESSOR COMPANY
WHEREAS, the Original Company and the Trustee are parties to the Indenture dated as of October 2, 2017 (the “Base Indenture”), providing for the issuance by the Original Company from time to time of Securities, to be issued in one or more series;
WHEREAS, pursuant to the Second Supplemental Indenture to the Base Indenture dated as of September 14, 2021 (the “Second Supplemental Indenture”), the Original Company issued a series of Securities designated as its 6.75% Convertible Senior Notes due 2024 (the “Notes due 2024”);
WHEREAS, Article VI of the Base Indenture provides (among other things) that the Company shall not consolidate with any other entity or permit a merger of any other entity into the Company or permit the Company to be merged into any other entity, or sell, convey, transfer or lease all or substantially all its assets to another entity, unless (i) either the Company shall be the continuing entity, or the successor, transferee or lessee entity (if other than the Company) shall be organized and existing under the laws of the United States or any State thereof or the District of Columbia and expressly assume, by indenture supplemental thereto, executed and delivered by such entity prior to or simultaneously with such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and interest and premium, if any, on all the Securities, according to their tenor, and the due and punctual performance and observance of all other obligations to the Holders and the Trustee under the Indenture or under the Securities to be performed or observed by the Company; and (ii) immediately after such consolidation, merger, sale, conveyance, transfer or lease the Company or the successor, transferee or lessee entity (if other than the Company) would not be in Default in the performance of any covenant or condition of the Indenture;
WHEREAS, the Agreement and Plan of Merger dated as of August 8, 2023 (as such agreement may be amended or modified from time to time, the “Merger Agreement”), by and among the Successor Company, the Original Company, MITT, and, solely for the limited purposes set forth in the Merger Agreement, AG REIT Management, LLC, a Delaware limited liability company (“MITT Manager”), provides for the merger (the “Merger”) of the Original Company with and into the Successor Company, with the Successor Company surviving the Merger;
WHEREAS, under the terms of the Merger Agreement, at the effective time (the “Effective Time”), each outstanding share of the Original Company common stock, par value $0.01 per share (the “Original Company Common Stock”) (other than shares held by MITT or the Successor Company or by any wholly owned subsidiary of MITT, the Successor Company or the Original Company and any dissenting shares), will convert into the right to receive (i) 1.498 shares of MITT common stock, par value $0.01 per share (“MITT Common Stock”) (the “Per Share Stock Consideration”), plus (ii) the per share portion of a cash payment from

MITT Manager (the “Per Share Additional Manager Consideration” and, together with the Per Share Stock Consideration, the “Per Share Merger Consideration”) equal to the lesser of (A) $7,000,000 or (B) if necessary, such smaller amount (rounded to the nearest cent) that causes the Per Share Additional Manager Consideration to be less than 10% of the total value of the Per Share Merger Consideration;
WHEREAS, pursuant to Article XIV of the Base Indenture, the Original Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to (among other things) evidence the succession of another entity to the Company and the assumption by such successor of the covenants and obligations of the Company contained in the Securities of one or more series and in the Indenture or any supplemental indenture;
WHEREAS, Article 5 of the Second Supplemental Indenture provides (among other things) that the Original Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not the Original Company) is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such entity (if not the Original Company) expressly assumes by supplemental indenture all of the Original Company’s obligations under the Notes due 2024 and the Indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture;
WHEREAS, pursuant to Article 8 of the Second Supplemental Indenture, without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to (among other things) provide for the assumption of a successor entity of the Company’s obligations under the Indenture as set forth in Section 5.09 of the Second Supplemental Indenture;
WHEREAS, Article 4 of the Second Supplemental Indenture provides (among other things), that, upon the occurrence of a Merger Event (as such term is defined in the Second Supplemental Indenture), the Original Company shall execute with the Trustee a supplemental indenture providing that, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes due 2024 based on a number of shares of the Common Stock (as such term is defined in the Second Supplemental Indenture) equal to the applicable Conversion Rate (as such term is defined in the Second Supplemental Indenture) shall, without the consent of the Holders, be changed into a right to convert each $1,000 principal amount of Notes due 2024 based on a number of Units of Reference Property (as such term is defined in the Second Supplemental Indenture) equal to the applicable Conversion Rate and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to convert each $1,000 principal amount of Notes due 2024; provided, however, that (i) any amount payable in cash upon conversion of the Notes due 2024 in accordance with Sections 4.03 and 4.06 of the Second Supplemental Indenture shall continue to be payable in cash, (ii) the number of shares of Common Stock that the Original Company would have been required to deliver upon conversion of the Notes due 2024 in accordance with Sections 4.03 and 4.06 of the Second Supplemental Indenture shall instead be deliverable in Units of Reference Property and (iii) the Daily VWAP (as such term is defined in the Second Supplemental Indenture) and the Last Reported Sale Price (as such term is defined in the Second Supplemental Indenture) shall, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of Trading Day (as such term is defined in the Second Supplemental Indenture) and Market Disruption Event (as such term is defined in the Second Supplemental Indenture) shall be determined by reference to the components of a Unit of Reference Property;
WHEREAS, pursuant to Article 4 of the Second Supplemental Indenture, if the Reference Property (as such term is defined in the Second Supplemental Indenture) in respect of any Merger Event includes shares of stock, securities or other property or assets of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person;
WHEREAS, in connection with the execution and delivery of this Supplemental Indenture, the Trustee has received an Officer’s Certificate and an Opinion of Counsel as contemplated by Section 16.01 of the Indenture;
WHEREAS, the Original Company, MITT and the Successor Company have duly authorized the execution and delivery of, and requested that the Trustee execute and deliver, this Third Supplemental Indenture; and
NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE I
RELATION TO INDENTURE; REFERENCES

SECTION 1.01. With respect to the Securities of each and every series at any time Outstanding under the Indenture, this Third Supplemental Indenture constitutes an integral part of the Indenture.
ARTICLE II
ASSUMPTION OF OBLIGATIONS

SECTION 2.01. Effective upon the consummation of the Merger, and pursuant to and in accordance with Section 6.04 of the Base Indenture and Section 5.09 of the Second Supplemental Indenture, the Successor Company hereby expressly assumes all of the obligations of the Original Company under the Indenture and all Securities, including without limitation (i) the due and punctual payment and interest and premium, if any, on all the Securities, according to their tenor, and (ii) the due and punctual performance and observance of all other obligations to the Holders and the Trustee under the Indenture or under the Securities to be performed or observed by the Original Company.
ARTICLE III
CONVERSION RIGHT

SECTION 3.01. Conversion Right. Pursuant to Section 4.07 of the Second Supplemental Indenture: (i) at and after the Effective Time, the right to convert each $1,000 principal amount of Notes due 2024 is hereby changed into a right to convert such principal amount of Notes due 2024 into the number of Units of Reference Property equal to the Conversion Rate in effect immediately prior to the Effective Time; (ii) at and after the Effective Time (a) any amount payable in cash upon conversion of the Notes due 2024 in accordance with Section 4.03 and 4.06 of the Second Supplemental Indenture shall continue to be payable in cash, (b) any shares of Original Company Common Stock that the Original Company would have been required to deliver upon conversion of the Notes due 2024 in accordance with Section 4.03 and 4.06 of the Second Supplemental Indenture shall instead be deliverable in Units of Reference

Property, and (c) the Daily VWAP and the Last Reported Sales Price shall, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property; (iii) the definitions of “Trading Day,” and “Market Disruption Event” shall be determined by reference to the components of a Unit of Reference Property; and (iv) the provisions of the Indenture, as modified herein, including without limitation, (a) all references and provisions respecting the terms “Common Stock,” “Conversion Price,” and “Conversion Rate” and (b) the provisions of Article 4 of the Second Supplemental Indenture, in the case of each of the immediately preceding clauses (a) and (b), shall continue to apply, mutatis mutandis, to the Holders’ right to convert the Notes due 2024 into Reference Property. For the purposes hereof, “Units of Reference Property” shall mean 1.498 shares of MITT Common Stock and $0.92 in cash per share.
SECTION 3.02. Anti-Dilution Adjustments. As and to the extent required by Section 4.07(a) of the Second Supplemental Indenture, the Conversion Rate shall be subject to anti-dilution and other adjustments with respect to the portion of Reference Property constituting MITT Common Stock that shall be as nearly equivalent as is possible to the adjustments provided for in Article 4 of the Second Supplemental Indenture.
SECTION 3.03. Repurchase of Notes at Option of Holders. References to the “Company” and to “Common Stock” in the definition of “Fundamental Change” in Section 1.02 of the Second Supplemental Indenture shall instead be references to “MITT” and “MITT Common Stock,” respectively. Except as amended hereby, the purchase rights set forth in Article 3 of the Second Supplemental Indenture shall continue to apply.
ARTICLE IV
GUARANTEE

SECTION 4.01. MITT hereby fully, unconditionally and absolutely guarantees to the Holders of the Notes due 2024 and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Notes due 2024 and all other amounts, if any, due and payable under the Notes due 2024 by the Company, when and as such principal, premium, if any, and interest and other amounts, if any, shall become due and payable, whether at the Stated Maturity of the Notes due 2024 or by declaration of acceleration thereof, call for redemption thereof or otherwise, according to the terms of the Notes due 2024 and the Indenture. MITT shall be subrogated to all rights of the Holders of the Notes due 2024 and the Trustee against the Company in respect of any amounts paid by MITT pursuant to the guarantee set forth above.
ARTICLE V
GLOBAL SECURITIES

SECTION 5.01. Each Global Security shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Security consistent with the terms of the Indenture as amended hereby.
ARTICLE V
MISCELLANEOUS

SECTION 6.01. Effect on Successors and Assigns. Notwithstanding Section 16.07 of the Base Indenture, all agreements of the Original Company, the Successor Company, MITT, the Trustee, the Registrar, the Paying Agent and the Conversion Agent (as such term is defined in the Second Supplemental Indenture) in this Third Supplemental Indenture shall bind their respective successors.
SECTION 6.02. Governing Law. Waiver of Trial by Jury. THIS THIRD SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE

ARISING UNDER OR RELATED TO THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR THE SECURITIES.
SECTION 6.03. No Security Interest Created. Nothing in this Third Supplemental Indenture, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
SECTION 6.04. Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Third Supplemental Indenture, the latter provision shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
SECTION 6.05. Benefits of Supplemental Indenture. Notwithstanding anything to the contrary in Section 16.09 of the Base Indenture, nothing in this Third Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture.
SECTION 6.06. Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determinations of the Stock Price, Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, adjustments to the Conversion Price and the Conversion Rate, the amount of conversion consideration deliverable in respect of any conversion, accrued interest payable on the Securities and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.
Whenever the Company is required to calculate the Conversion Rate, the Company shall do so to the nearest 1/10,000th of a share of Common Stock.
SECTION 6.07. Execution in Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. This Third Supplemental Indenture (or any document delivered in connection with this Third Supplemental Indenture) shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
SECTION 6.08. Ratification of Indenture. The Indenture, as supplemented by this Third Supplemental Indenture, is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein provided. For the avoidance of doubt, the Original Company, the Successor Company and MITT each acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.
SECTION 6.09. The Trustee. The recitals in this Third Supplemental Indenture are made by the Original Company, the Successor Company and MITT only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee, the Registrar and the Paying Agent shall be applicable in respect of this Third Supplemental Indenture as fully and with like effect as set forth in full herein.
SECTION 6.10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Original Company, the Successor Company or MITT shall have any liability for any obligations of the Original Company, the Successor Company or MITT under this Third Supplemental Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation.
SECTION 6.11. Separability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 6.12. Conflict with Indenture. To the extent that any provision of this Third Supplemental Indenture is inconsistent with any provision of the Indenture, such provision of this Third Supplemental Indenture shall control.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and delivered, all as of the date first above written.
Original Company:

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

By:/s/ Elliott Neumayer
Name: Elliott Neumayer
Title: Chief Operating Officer

Successor Company:

AGMIT MERGER SUB, LLC

By:/s/ Anthony W. Rossiello
Name: Anthony W. Rossiello
Title: Chief Financial Officer and Treasurer

MITT:

AG MORTGAGE INVESTMENT TRUST, INC.

By:/s/ Anthony W. Rossiello
Name: Anthony W. Rossiello
Title: Chief Financial Officer and Treasurer

Signature Page to the Third Supplemental Indenture

Trustee:

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:/s/ Sara Corcoran
Name: Sara Corcoran
Title: Officer

Signature Page to the Third Supplemental Indenture